INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Oppenheimer Multiple Strategies Fund on Form N-14 of our report dated October 21, 1996 appearing in the 1996 Annual Report of Oppenheimer Multiple Strategies Fund (formerly Oppenheimer Asset Allocation Fund) and our report dated July 22, 1996 appearing in the 1996 Annual Report of Oppenheimer Fund, and to the reference to our firm under the heading "Tax Aspects of the Reorganization."



/s/ KPMG Peat Marwick LLP
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KPMG Peat Marwick LLP


Denver, Colorado
March 24, 1997